UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2011
(February 20, 2011)

WIN GAMING MEDIA, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51255	98-0374121
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

55 IGAL ALON STREET, TEL AVIV, ISRAEL	67891
(Address of principal executive offices)	(Zip Code)

(972)-73-755-4500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective April 1, 2011, Mr. Shlomi Zedkia, age 34, has been appointed as our new Chief Financial Officer ("CFO"). The appointment was made pursuant to an agreement signed between us and Shvarts-Zedkia & Co., Certified Public Accountants, an Israeli financial management consulting firm (“Shvarts-Zedkia”) in which Mr. Zedkia is a partner. Therefore, we will not have separate compensation arrangements with Mr. Zedkia.

Mr. Zedkia served as our CFO from July 2, 2009 until December 31, 2010.  Since 2008, Mr. Zedkia has served as a partner at Shvarts-Zedkia.  From 2006 to 2008, Mr. Zedkia served as a senior audit manager at BDO Ziv-Haft where he gained extensive experience in auditing and preparing annual and quarterly financial statements for public companies whose shares are traded both on the U.S. and Israel stock exchanges. From 2005 to 2006, Mr. Zedkia served as an accountant at Stark & Stark Certified Public Accountants (Israel).  Mr. Zedkia is a C.P.A (Isr.) and holds a B.A. degree in business administration and accounting from the College of Management, Israel.

Pursuant to his resignation letter dated and received February 20, 2011, effective March 31, 2011, Mr. Boaz Carmi ceased to act as our CFO. The departure of Mr. Carmi resulted from his resignation as CFO to seek a different career.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIN GAMING MEDIA, INC.

Date: April 7, 2011	By: /s/ Shimon Citron
Shimon Citron
Chief Executive Officer